Consent of Independent Registered Public Accounting Firm

WISeKey International Holding AG

Zug, Switzerland

We hereby consent to the use in this Registration Statement on Form 20-F of our report dated March 22, 2019, relating to the consolidated financial statements of WISeKey International Holding AG.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

Zurich, November 22, 2019

BDO AG

/s/ Christoph Tschumi	/s/ Philipp Kegele
Christoph Tschumi	Philipp Kegele